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                                                                    EXHIBIT 99.5

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYOR. -- Social security numbers have nine digits separated by two hyphens (i.e., 000-00-0000). Employer identification numbers have nine digits separated by only one hyphen (i.e., 00-0000000). The table below will help determine the number to give the payor.

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                                        GIVE THE NAME AND
                                         SOCIAL SECURITY
                                           OR EMPLOYER
     FOR THIS TYPE OF ACCOUNT:       IDENTIFICATION NUMBER OF
-------------------------------------------------------------
 1.  An individual's account         The individual
 2.  Two or more individuals (joint  The actual owner of the
     account)                        account or, if combined
                                     funds, any one of the
                                     individuals(1)
 3.  Husband and wife (joint         The actual owner of the
     account)                        account or, if joint
                                     funds, either person(1)
 4.  Custodian account of a minor    The minor(2)
     (Uniform Gift to Minors Act)
 5.  Adult and minor (joint          The adult or, if the
     account)                        minor is the only
                                     contributor, the
                                     minor(1)
 6.  Account in the name of          The ward, minor, or
     guardian or committee for a     incompetent person(3)
     designated ward, minor or
     incompetent person
 7.  a. The usual revocable savings  The grantor-trustee(1)
        trust account (grantor is
        also trustee)
     b. So-called trust account      The actual owner(1)
        that is not a legal or valid
        trust under state law
------------------------------------------------------------

-------------------------------------------------------------
                                        GIVE THE NAME AND
                                         SOCIAL SECURITY
                                           OR EMPLOYER
     FOR THIS TYPE OF ACCOUNT:       IDENTIFICATION NUMBER OF
-------------------------------------------------------------
 8.  Sole proprietorship account     The owner(4)

 9.  A valid trust, estate or        The legal entity(5) (Do
     pension trust                   not furnish the
                                     identifying number of
                                     the personal
                                     representative or
                                     trustee unless the legal
                                     entity itself is not
                                     designated in the
                                     account title.)

10.  Corporate account               The corporation

11.  Association, club, religious,   The organization
     charitable, educational or
     other tax-exempt organization

12.  Partnership account             The partnership

13.  A broker or registered nominee  The broker or nominee

14.  Account with the Department of  The public entity
     Agriculture in the name of a
     public entity (such as a state
     or local government, school
     district or prison) that
     receives agricultural program
     payments
------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
  Payees specifically exempted from backup withholding on ALL payments include the following:
  - An organization exempt from tax under Section 501(a) of the Internal Revenue Code (the "Code"), an individual retirement plan, or a custodial account under Section 403(b)(7) of the Code, if the account satisfies the requirements of Section 401(f)(2) of the Code.
  - The United States or any agency or instrumentality thereof.
  - A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.
  - A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.
  - An international organization or any agency or instrumentality thereof. Other payees that may be exempt from backup withholding include:
  - A corporation.
  - A financial institution.
  - A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.
  - A real estate investment trust.
  - A common trust fund operated by a bank under Section 584(a) of the Code.
  - An trust exempt from tax under Section 664 of the Code or described in
    Section 4947 of the Code.
  - An entity registered at all times during the tax year under the Investment Company Act of 1940.
  - A foreign central bank of issue.
  - A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
  - A futures commission merchant registered with the Commodity Futures Trading Commission.
  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  - Payments to non-resident aliens subject to withholding under Section 1441 of the Code.
  - Payments to partnerships not engaged in a trade or business in the United States and which have at least one non-resident alien partner.
  - Payments of patronage dividends not paid in money.
  - Payments made by certain foreign organizations.
  - Code Section 404(k) payments made by an ESOP.
  Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.
  - Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).
  - Payments described in Section 6049(b)(5) of the Code to non-resident aliens.
  - Payments on tax-free covenant bonds under Section 1451 of the Code.
  - Payments made by certain foreign organizations.
  - Payments of mortgage interest.

Exempt payees described above must still complete the Substitute Form W-9 enclosed herewith to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE EXEMPT ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N of the Internal Revenue Code.

  PRIVACY ACT NOTICE. Section 6109 of the Internal Revenue Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the Internal Revenue Service. The Internal Revenue Service uses the numbers for identification purposes and to help verify the accuracy of the recipient's tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

 FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
                                    SERVICE.